Exhibit 99.1

CommScope Reports Fourth Quarter 2013 Results

•	Sales of $847 million, stable year over year

•	Orders of $916 million, up 8 percent year over year

•	Gross margin rose 177 basis points year over year to 34 percent

•	Adjusted operating income rose 13 percent to $141 million or 17 percent of sales

•	Adjusted net income grew 9 percent to $54 million, resulting in earnings of $0.30 per diluted share

•	Calendar year 2013 adjusted net income grew 42 percent to $262 million, resulting in earnings of $1.60 per diluted share

•	Calendar year 2013 cash flow from operations of $238 million and adjusted free cash flow of $254 million

HICKORY, NC, February 20, 2014—CommScope Holding Company, Inc. (NASDAQ: COMM), a global provider of connectivity and essential infrastructure solutions for wireless, business enterprise and residential broadband networks, reported sales of $847 million and a GAAP loss of $9 million, or a loss of $0.05 of per diluted share, for the quarter ended December 31, 2013. Non-GAAP adjusted net income was $54 million, or $0.30 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

For the quarter ended December 31, 2012, CommScope reported sales of $848 million and net income of $11 million, or $0.07 per diluted share. Non-GAAP adjusted net income was $49 million, or $0.32 per diluted share.

“We are pleased to deliver another solid quarter following our recent initial public offering,” said President and Chief Executive Officer Eddie Edwards. “We exited 2013 with positive momentum with particular strength in our Wireless business. These positive business trends position us well as we move into the first quarter.

“Wireless operators continue to invest in their networks as customers seek out a high quality, ubiquitous mobile broadband experience. Devices such as tablets, smart phones, laptops and machines are increasingly connected on licensed operator frequencies utilizing LTE connectivity. We believe our industry-leading RF product portfolio, such as our recently announced Andrew SiteRise® pre-assembled tower-top cellular solution and small cell distributed antenna solutions, uniquely positions CommScope to address the increasingly complex requirements of wireless networks.

“CommScope’s next generation of wireless, enterprise and broadband solutions are at the foundation of mission-critical voice, data, entertainment and business services, and we continue to believe our industry leading position provides long-term growth opportunities.”

Fourth Quarter Overview

Overall, fourth-quarter 2013 sales of $847 million were stable year over year. Orders booked in the fourth quarter of 2013 were particularly strong, up 8% year over year to $916 million. Wireless and Enterprise order growth offset a decline in Broadband.

Operating income in the fourth quarter of 2013 was $60 million compared to $69 million in the year ago quarter. Adjusted operating income, which excludes the amortization of purchased intangibles, acquisition or initial public offer (IPO) related costs, restructuring costs and other special items was $141 million, an increase of $17 million or 13% compared to the prior year period.

A GAAP net loss of $9 million compares to net income of $11 million in the year ago period. The year-over-year change in net income was primarily due to special items related to CommScope’s IPO on October 25, 2013, including a $33 million premium paid to redeem debt using the IPO proceeds and a $20 million fee paid to terminate the Carlyle management agreement. Excluding charges associated with the IPO and other special items, adjusted fourth quarter net income increased $5 million or 9 percent year over year to $54 million.

Fourth Quarter Segment Overview

Wireless segment sales increased 3 percent year over year to $534 million. The sales increase was primarily driven by higher spending in the Asia Pacific; Europe, Middle East and Africa; and Central and Latin America regions as operators continue to modernize 3G networks. Operators in North America and Europe also continued to invest in 4G/LTE equipment as well as small cell DAS solutions that support the capacity and densification of wireless networks. In the quarter, Wireless adjusted operating income rose 53 percent year over year to $112 million, or 21 percent of sales.

Enterprise segment sales declined 2 percent year over year to $205 million. The decline is primarily due to lower sales in the U.S and the Asia Pacific (APAC) region. While organizations have a growing need for next-generation enterprise connectivity solutions, corporate IT investment remained cautious in the fourth quarter. In the quarter, Enterprise adjusted operating income declined 26 percent year over year to $32 million or 16 percent of sales. The decline is primarily due to a challenging commercial environment and higher costs related to the recent acquisitions of Redwood Systems and iTRACS as the company positions these solutions for long-term growth. Modest improvement in customer demand at the end of the fourth quarter suggests a potential stabilization of the Enterprise market.

Broadband segment sales declined 13 percent year over year to $109 million and contributed to an adjusted operating loss of $3 million. The adjusted operating loss was primarily driven by lower sales volumes and less favorable pricing and mix of products sold. Cost reduction activities were initiated in the fourth quarter of 2013 to better align this segment’s cost structure with customer demand, and adjusted operating income improvement is expected in 2014.

Full Year 2013 Overview

For the full year, sales increased $158 million or 5% to $3.5 billion. GAAP operating income increased $91 million or 38% to $330 million while GAAP net income was $19 million, or $0.12 per diluted share. Excluding the amortization of purchased intangible assets and other special items, the company generated $620 million in adjusted operating income, an increase of $119 million or 24 percent compared to 2012. Adjusted net income rose to $262 million or $1.60 per diluted share, up 41 percent and 34 percent, respectively, year over year. This year-over-year improvement is due mainly to higher sales volumes, a favorable change in the mix of products sold and the benefit from ongoing cost savings initiatives.

Outlook

CommScope management provided the following first quarter and full year 2014 guidance, which excludes the amortization of purchased intangibles, restructuring and other special items:

First Quarter 2014 Guidance:

•	Revenue of $860 million to $900 million, up 9 percent year over year at the midpoint of the range.

•	Adjusted operating income of $145 million to $165 million, up 17 percent year over year at the midpoint of the range.

•	Adjusted earnings per diluted share of $0.36 to $0.40, reflecting 191 million weighted average diluted shares.

Full Year 2014 Guidance:

•	2014 outlook generally consistent with long-term targets

•	Sales growth in the mid-single digits

•	Adjusted operating margins stable to up modestly

•	Adjusted effective tax rate trending toward long-term target of 35% - 37%

•	Double-digit adjusted net income growth

•	Modest adjusted EPS growth reflecting the higher share count

Conference Call, Webcast and Investor Presentation

As previously announced, the company will host a 4:30 p.m. ET conference call today in which management will discuss fourth quarter and full year results, outlook and trends. Internet users can access the company’s presentation materials and live, “listen only” webcast at http://ir.commscope.com.

To participate in the conference call, dial 866-394-7514 (US and Canada only) or +1 706-758-2714. The conference identification number is 43459044. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection.

If you are unable to participate and would like to hear a replay, dial 855-859-2056 (US and Canada only) or +1 404-537-3406. The replay identification number is 43459044 and will be available through March 20, 2014. A webcast replay will also be archived on CommScope’s website for a limited period of time following the conference call.

About CommScope

CommScope (NASDAQ: COMM, www.commscope.com) has played a role in virtually all the world’s best communication networks. We create the infrastructure that connects people and technologies through every evolution. Our portfolio of end-to-end solutions includes critical infrastructure our customers need to build high-performing wired and wireless networks. As much as technology changes, our goal remains the same: to help our customers create, innovate, design, and build faster and better. We’ll never stop connecting and evolving networks for the business of life at home, at work, and on the go.

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. GAAP to non-GAAP reconciliations are included in this press release.

Forward Looking Statements

This Press Release and any other oral or written statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “guidance” and similar expressions. This list of indicative terms and phrases is not intended to be all-inclusive. These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, continued global economic weakness and uncertainties and disruption in the credit and financial markets; changes in cost and availability of key raw materials and manufactured parts and the potential effect on customer pricing; delays or challenges related to removing, transporting or reinstalling manufacturing equipment; the ability to retain qualified employees; customer demand for our products and the ability to maintain existing business alliances with key customers or distributors; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; concentration of sales among a limited number of customers or distributors; customer bankruptcy; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization, restructuring or manufacturing disruption; successful ongoing operation of our vertical integration activities; the possibility of further restructuring actions; possible future impairment charges for fixed or intangible assets, including goodwill; increased obligations under employee benefit plans; significant international operations and the impact of variability in foreign exchange rates; ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; substantial indebtedness and maintaining compliance with debt covenants; income tax rate variability and ability to recover amounts recorded as value added tax receivables; changes in tax laws or regulations; product performance issues and associated warranty claims; ability to successfully implement major systems initiatives and maintain critical information systems; our ability to recover on a timely basis from natural or man-made disasters or other disruptions, including data or network security breaches; realignment of global manufacturing capacity; cost of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; adequacy and availability of insurance; costs and challenges of compliance with domestic and foreign environmental laws and the effects of climate change; fluctuations in interest rates; the ability to achieve expected sales growth and earnings goals; the outcome of pending and future litigation and proceedings; changes in U.S. tax, health care and other major laws or regulations; authoritative changes in generally accepted accounting principles by standard-setting bodies; political instability; regulatory changes affecting us or the industries we serve; and any statements of belief and any statements of assumptions underlying any of the foregoing. These and other factors are discussed in greater detail in our Annual Report on Form 10-K. Although the information contained in this Press Release represents our best judgment at the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. We are not undertaking any duty or obligation to update these statements as a result of actual results, new information, future events or otherwise.

Investor Contacts:	News Media Contact:
Mark Huegerich, CommScope	Rick Aspan, CommScope
+1 828-431-2540	+1 708-236-6568
publicrelations@commscope.com
Phil Armstrong, CommScope
+1 828-323-4848

Source: CommScope

CommScope, Inc.

Consolidated Statements of Operations

(Unaudited - In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net sales	$846,558	$848,211	$3,480,117	$3,321,885

Operating costs and expenses:
Cost of sales	554,716	570,831	2,279,177	2,261,204
Selling, general and administrative	147,457	123,473	502,275	461,149
Research and development	30,878	32,901	126,431	121,718
Amortization of purchased intangible assets	43,966	43,281	174,887	175,676
Restructuring costs, net	5,671	5,988	22,104	22,993
Asset impairments	3,727	2,636	45,529	40,907

Total operating costs and expenses	786,415	779,110	3,150,403	3,083,647

Operating income	60,143	69,101	329,714	238,238
Other income (expense), net	(39,371)	(7,029)	(48,037)	(15,379)
Interest expense	(60,790)	(45,514)	(208,599)	(188,974)
Interest income	847	458	3,107	3,417

Income before income taxes	(39,171)	17,016	76,185	37,302
Income tax benefit (expense)	30,259	(5,566)	(56,789)	(31,949)

Net income (loss)	$(8,912)	$11,450	$19,396	$5,353

Earnings (loss) per share:
Basic	$(0.05)	$0.07	$0.12	$0.03
Diluted (a)	$(0.05)	$0.07	$0.12	$0.03

Weighted average shares outstanding:
Basic	177,725	154,729	160,641	154,708
Diluted (a)	177,725	155,944	164,013	155,517

(a) Calculation of diluted earnings (loss) per share:
Net income (loss) (basic)	$(8,912)	$11,450	$19,396	$5,353

Weighted average shares (basic)	177,725	154,729	160,641	154,708
Dilutive effect of stock options	—	1,215	3,372	809

Denominator (diluted)	177,725	155,944	164,013	155,517

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Consolidated Balance Sheets

(Unaudited - In thousands, except share amounts)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$346,320	$264,375
Accounts receivable, less allowance for doubtful accounts of $12,617 and $14,555, respectively	607,489	596,050
Inventories, net	372,187	311,970
Prepaid expenses and other current assets	71,818	53,790
Deferred income taxes	55,609	61,072

Total current assets	1,453,423	1,287,257

Property, plant and equipment, net	310,143	355,212
Goodwill	1,450,506	1,473,932
Other intangible assets, net	1,422,192	1,578,683
Other noncurrent assets	97,791	98,180

Total Assets	$4,734,055	$4,793,264

Liabilities and Stockholders’ Equity
Accounts payable	$251,639	$194,301
Other accrued liabilities	332,280	344,542
Current portion of long-term debt	9,462	10,776

Total current liabilities	593,381	549,619

Long-term debt	2,505,090	2,459,994
Deferred income taxes	386,527	429,312
Pension and postretirement benefit liabilities	40,349	72,317
Other noncurrent liabilities	120,692	99,740

Total Liabilities	3,646,039	3,610,982

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value: Authorized shares at December 31, 2013: 200,000,000; Issued and outstanding shares: None at December 31, 2013 and 2012	—	—
Common stock, $0.01 par value: Authorized shares at December 31, 2013: 1,300,000,000; Issued and outstanding shares: 185,861,777 and 154,879,299 at December 31, 2013 and 2012, respectively	1,868	1,558
Additional paid-in capital	2,101,350	1,655,379
Retained earnings (accumulated deficit)	(978,291)	(447,687)
Accumulated other comprehensive loss	(26,276)	(16,646)
Treasury stock, at cost: 961,566 shares and 936,300 shares at December 31, 2013 and 2012, respectively	(10,635)	(10,322)

Total Stockholders’ Equity	1,088,016	1,182,282

Total Liabilities and Stockholders’ Equity	$4,734,055	$4,793,264

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Operating Activities:
Net income (loss)	$(8,912)	$11,450	$19,396	$5,353
Adjustments to reconcile net income (loss) to net cash generated by (used in) operating activities:
Depreciation and amortization	72,751	64,125	256,616	262,279
Equity-based compensation	3,451	2,143	16,108	7,525
Deferred income taxes	(55,450)	(12,312)	(40,722)	(48,713)
Asset impairments	3,727	2,636	45,529	40,907
Non-cash restructuring charges	8,314	248	11,179	963
Changes in assets and liabilities:
Accounts receivable	34,900	91,102	(11,895)	(15,889)
Inventories	(4,595)	62,782	(62,141)	18,186
Prepaid expenses and other assets	(11,691)	(1,299)	(27,257)	(490)
Accounts payable and other liabilities	57,030	18,629	57,575	45,763
Other noncurrent liabilities	(1,620)	(10,691)	(21,944)	(35,285)
Other noncurrent assets	1,855	2,135	(3,060)	4,344
Other	(13,326)	1,245	(1,683)	1,192

Net cash generated by (used in) operating activities	86,434	232,193	237,701	286,135

Investing Activities:
Additions to property, plant and equipment	(9,051)	(8,568)	(36,780)	(27,957)
Proceeds from sale of property, plant and equipment	1,999	396	3,237	2,345
Cash paid for acquisitions	—	—	(55,770)	(12,214)
Other	23,000	—	25,902	2,301

Net cash generated by (used in) investing activities	15,948	(8,172)	(63,411)	(35,525)

Financing Activities:
Long-term debt repaid	(702,580)	(127,611)	(907,817)	(394,356)
Long-term debt proceeds	200,344	125,000	947,379	299,150
Net proceeds from the issuance of common stock	433,958	—	433,958	—
Long-term debt financing costs	(1,433)	—	(14,560)	(2,701)
Dividends paid	—	(200,000)	(538,705)	(200,000)
Cash paid to stock option holders	—	(732)	(11,295)	(732)
Other	1,394	(804)	1,371	(883)

Net cash generated by (used in) financing activities	(68,317)	(204,147)	(89,669)	(299,522)

Effect of exchange rate changes on cash and cash equivalents	210	346	(2,676)	(3,815)

Change in cash and cash equivalents	34,275	20,220	81,945	(52,727)
Cash and cash equivalents, beginning of period	312,045	244,155	264,375	317,102

Cash and cash equivalents, end of period	$346,320	$264,375	$346,320	$264,375

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating income, as reported	$60.1	$69.1	$329.7	$238.2

Adjustments:
Amortization of purchased intangible assets	44.0	43.3	174.9	175.7
Restructuring costs, net	5.7	6.0	22.1	23.0
Equity-based incentive compensation	3.5	2.1	16.1	7.5
Asset impairments	3.7	2.6	45.5	40.9
Acquisition-related costs	21.9	1.4	27.2	6.3
Purchase accounting adjustments	0.5	—	2.5	—
Adjustment of prior year warranty matter	2.1	0.1	2.1	8.9
Prior year customs matter	—	—	—	2.0
Gain on sale of subsidiary	—	—	—	(1.5)

Total adjustments to operating income	81.4	55.5	290.4	262.8

Non-GAAP operating income	$141.3	$124.7	$620.1	$501.1

Income before income taxes, as reported	$(39.2)	$17.0	$76.2	$37.3
Income tax benefit (expense), as reported	30.3	(5.6)	(56.8)	(31.9)

Net income, as reported	$(8.9)	$11.5	$19.4	$5.4
Adjustments:
Total pretax adjustments to operating income	81.4	55.5	290.4	262.8
Pretax amortization of deferred financing costs & OID(1)	15.1	3.6	26.6	17.1
Loss on debt transactions	34.4	—	34.4	—
Tax effects of adjustments and other tax items(2)	(67.7)	(21.1)	(108.7)	(99.9)

Non-GAAP net income	$54.1	$49.5	$262.1	$185.3

Diluted EPS, as reported	$(0.05)	$0.07	$0.12	$0.03
Non-GAAP diluted EPS	$0.30	$0.32	$1.60	$1.19

(1)	Included in interest expense.
(2)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax benefit.

Note: Components may not sum to total due to rounding.

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

CommScope, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

Twelve Months Ended December 31, 2013 Non-GAAP Adjusted Operating Income by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$303.4	$66.7	$(40.4)	$329.7
Amortization of purchased intangible assets	88.1	68.4	18.4	174.9
Restructuring costs, net	24.3	5.1	(7.3)	22.1
Equity-based incentive compensation	8.7	5.2	2.3	16.1
Asset impairments	9.4	—	36.2	45.5
Acquisition-related costs	15.5	7.4	4.3	27.2
Purchase accounting adjustments	—	2.5	—	2.5
Adjustment of prior year warranty matter	—	—	2.1	2.1

Non-GAAP Adjusted operating income	$449.4	$155.3	$15.4	$620.1
Non-GAAP Adjusted operating margin	20.7%	18.8%	3.2%	17.8%

Twelve Months Ended December 31, 2012 Non-GAAP Adjusted Operating Income by Segment

	Wireless	Enterprise	Broadband	Total
Operating income, as reported	$106.7	$119.6	$11.9	$238.2
Amortization of purchased intangible assets	90.7	66.6	18.4	175.7
Restructuring costs, net	21.9	0.3	0.8	23.0
Equity-based incentive compensation	4.7	1.6	1.3	7.5
Asset impairments	40.9	—	—	40.9
Acquisition-related costs	3.7	1.6	1.0	6.3
Adjustment of prior year warranty matter	—	—	8.9	8.9
Prior years’ customs matter	2.0	—	—	2.0
Gain on sale of subsidiary	(1.5)	—	—	(1.5)

Non-GAAP Adjusted operating income	$269.1	$189.7	$42.2	$501.1
Non-GAAP Adjusted operating margin	14.0%	22.4%	7.6%	15.1%

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

CommScope Holding Company, Inc.

Segment Information

(Unaudited – In millions)

Net Sales by Segment

				% Change
	Q4 2013	Q3 2013	Q4 2012	YOY	Sequential
Wireless	$533.7	$552.6	$516.0	3.4%	(3.4)%
Enterprise	205.2	212.2	208.7	(1.7)%	(3.3)%
Broadband	109.1	124.6	124.8	(12.6)%	(12.4)%
Inter-segment eliminations	(1.4)	(1.4)	(1.3)	n/a	n/a

Total Net Sales	$846.6	$888.0	$848.2	(0.2)%	(4.7)%

Non-GAAP Adjusted Operating Income by Segment

				% Change
	Q4 2013	Q3 2013	Q4 2012	YOY	Sequential
Wireless	$111.9	$116.3	$73.3	52.7%	(3.8)%
Enterprise	32.4	42.1	43.9	(26.2)%	(23.0)%
Broadband	(3.0)	3.9	7.5	n/m	n/m

Total Non-GAAP Adjusted Operating Income	$141.3	$162.3	$124.7	13.3%	(12.9)%

Net Sales by Segment

			% Change
	2013	2012	YOY
Wireless	$2,174.2	$1,917.1	13.4%
Enterprise	827.9	846.5	(2.2)%
Broadband	484.6	564.0	(14.1)%
Inter-segment eliminations	(6.6)	(5.7)	n/a

Total Net Sales	$3,480.1	$3,321.9	4.8%

Non-GAAP Adjusted Operating Income by Segment

			% Change
	2013	2012	YOY
Wireless	$449.4	$269.1	67.0%
Enterprise	155.3	189.7	(18.1)%
Broadband	15.4	42.2	(63.4)%

Total Non-GAAP Adjusted Operating Income	$620.1	$501.1	23.8%

Components may not sum to total due to rounding

CommScope Holding Company, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited – In millions)

GAAP to Non-GAAP Adjusted Operating Income Reconciliation by Segment

(Unaudited — In millions)

Fourth Quarter 2013 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$57.4	$3.0	$(0.3)	$60.1
Amortization of purchased intangible assets	22.0	17.4	4.6	44.0
Restructuring costs, net	14.4	4.6	(13.3)	5.7
Equity-based incentive compensation	1.9	1.1	0.5	3.5
Asset impairments	3.7	—	—	3.7
Purchase accounting adjustments	—	0.5	—	0.5
Acquisition-related costs	12.5	5.9	3.4	21.9
Prior year warranty matter	—	—	2.1	2.1

Non-GAAP Adjusted operating income	$111.9	$32.4	$(3.0)	$141.3
Non-GAAP Adjusted operating margin %	21.0%	15.8%	-2.8%	16.7%

Third Quarter 2013 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$90.3	$21.7	$(12.2)	$99.8
Amortization of purchased intangible assets	22.0	17.3	4.6	44.0
Restructuring costs, net	1.4	0.1	3.5	4.9
Equity-based incentive compensation	1.9	1.2	0.5	3.6
Asset impairments	—	—	7.3	7.3
Purchase accounting adjustments	—	1.6	—	1.6
Acquisition-related costs	0.7	0.2	0.2	1.1

Non-GAAP Adjusted operating income	$116.3	$42.1	$3.9	$162.3
Non-GAAP Adjusted operating margin %	21.1%	19.9%	3.2%	18.3%

Fourth Quarter 2012 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income, as reported	$41.3	$26.1	$1.6	$69.1
Amortization of purchased intangible assets	22.0	16.6	4.6	43.3
Restructuring costs, net	5.2	0.3	0.5	6.0
Equity-based incentive compensation	1.3	0.4	0.4	2.1
Asset impairments	2.6	—	—	2.6
Acquisition-related costs	0.8	0.4	0.2	1.4
Adjustment of prior year warranty matter	—	—	0.1	0.1

Non-GAAP Adjusted operating income	$73.3	$43.9	$7.5	$124.7
Non-GAAP Adjusted operating margin %	14.2%	21.0%	6.1%	14.7%

CommScope Holding Company, Inc.

Adjusted Free Cash Flow

(Unaudited – In millions)

Adjusted Free Cash Flow

	Q4 2013	Q4 2012	Full Year 2013	Full Year 2012
Cash flow from operations	$86.4	$232.2	$237.7	$286.1
Capital expenditures	(9.1)	(8.6)	(36.8)	(28.0)
Debt redemption premium	33.0	—	33.0	—
Fee paid to terminate management agreement	20.2	—	20.2	—

Adjusted Free Cash Flow	$130.5	$223.6	$254.1	$258.2

CommScope Holding Company, Inc.

Quarterly Adjusted Operating Income and Adjusted EBITDA

(Unaudited – In millions)

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012
Operating income, as reported	$60.1	$99.8	$94.3	$75.4	$69.1
Amortization of purchased intangible assets	44.0	44.0	43.7	43.3	43.3
Restructuring costs, net	5.7	4.9	9.7	1.8	6.0
Equity-based incentive compensation	3.5	3.6	4.6	4.5	2.1
Acquisition-related costs	21.9	1.1	2.6	1.6	1.4
Adjustment of prior year warranty matter	2.1	—	—	—	0.1
Purchase accounting adjustments	0.5	1.6	0.4	—	—
Asset impairments	3.7	7.3	28.8	5.6	2.6

Non-GAAP Adjusted operating income	$141.3	$162.3	$184.2	$132.2	$124.7
Non-GAAP Adjusted operating margin %	16.7%	18.3%	19.6%	16.4%	14.7%

Depreciation	13.7	14.1	13.7	13.7	17.3

Non-GAAP Adjusted EBITDA	$155.1	$176.4	$197.9	$145.9	$142.0

Components may not sum to total due to rounding